UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SYSOREX GLOBAL HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	88-0434915
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

3375 Scott Blvd., Suite 440 Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Common stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A (c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-191648

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.     Description of Registrant’s Securities to be Registered.

Sysorex Global Holdings Corp. (the “Registrant”) hereby incorporates by reference the description of the Registrant’s common stock, par value $0.001 per share, contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-191648), as originally filed with the Securities and Exchange Commission (the “Commission”) on October 9, 2013, including exhibits thereto, and as amended from time to time thereafter (the “Registration Statement”).  In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.     Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

Date: April 7, 2014	SYSOREX GLOBAL HOLDINGS CORP.

	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer